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                                                                   Exhibit 10.16

                            B.I. SYSTEMS CORPORATION
                                 LEASE AGREEMENT

                             ANN ARBOR COMMERCE PARK
                               ANN ARBOR, MICHIGAN

    THIS LEASE is made as of the 7th day of August, 1997, by and between HIGHLAND INDUSTRIAL PROPERTIES, L.L.C., a Michigan Partnership, the address of which is 28777 Northwestern Hwy., Suite 100, Southfield, Michigan 48034, as Lessor, and B.I. Systems Corporation, a Delaware corporation, the current address of which is 525 Avis Drive Suite 10, Ann Arbor, Michigan, as Lessee.

    IN CONSIDERATION OF the rents to be paid and the mutual covenants, promises and agreements herein set forth, Lessor and Lessee agree as follows:

    LESSOR hereby leases unto Lessee office and manufacturing situated in the Township of Pittsfield, County of Washtenaw, State of Michigan, in a single story office/industrial building located at 4355 Varsity Drive Suite "F" Ann Arbor Commerce Park (the "Building"), which development is shown on the site plan marked Exhibit "A", attached hereto and made a part thereof, such Leased Premises being designated by cross-hatching. The legal description of the Building is more particularly described on Exhibit "B", attached hereto and made a part thereof.

    TO HAVE AND TO HOLD for a term of Sixty (60) months from and after the commencement of the term as hereinafter provided.

                                    SECTION 1

                            CONSTRUCTION OF BUILDING

    Section 1.01: Lessor agrees, prior to commencement of the term of this Lease, to complete construction of the Leased Premises and related improvements on the site in accordance with the plans enumerated on Exhibit "C", attached hereto and made a part hereof, which shall be deemed part of the Building referred to above. The Leased Premises shall consist of an exterior of approximately 8931 square feet on one (1) floor. No minor change from such plans which may be necessary during construction shall affect, change, or invalidate this Lease. If Lessor shall be in good faith delayed in construction by any labor dispute, strike, lockout, fire, unavailability of material, weather, or casualty or any other cause beyond its reasonable control, then the period of delay necessarily caused thereby shall be added to the time limit provided for such construction.

                                    SECTION 2

                       POSSESSION AND COMMENCEMENT OF TERM

    Section 2.01: Except as herein provided, Lessor shall deliver possession of the Leased Premises to Lessee within ninety (90) days from Lessor's receipt of a building permit from Pittsfield Township. The Leased Premises shall be deemed ready for Lessee's occupancy when Lessor shall have substantially completed construction of said Leased Premises pursuant to the plans on Exhibit "A" and "C" and receive a temporary Certificate of Occupancy from the Township of Pittsfield. By occupying the Leased Premises, Lessee will be deemed to have accepted the Leased Premises and acknowledged that they are in the condition called for hereunder. The rentals herein reserved and the term of this Lease shall commence on the date when the Premises are delivered to Lessee as required hereunder. Lessor will require its contractors to cooperate with Lessee's installers of equipment trade fixtures, furnishings, and decorations attached to the real estate improvements to the maximum extent possible, but delay of or interference with construction caused by such installers shall not postpone the commencement of the term or the obligation to commence paying rent. If delivery of the Leased Premises is delayed for reasons beyond the control of Lessor or reasons not

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caused by the Lessee, beyond February 1, 1998, the Lessee shall have the option to cancel this Lease, upon written notice to Lessor.

    Section 2.02: Except as stated in Section 2.01 above, in the event Lessor fails to deliver the Leased Premises on the commencement date because the Leased Premises are not then ready for occupancy, or because the previous occupant of said Leased Premises is holding over, or for any other cause whatsoever, except as provided in Section 1.01, Lessor shall not be liable to Lessee for damages, as a result of Lessor's delay in delivering such promises, and Lessee shall have no right to terminate the Lease or contest the validity of the Lease, and the commencement date of the Lease shall be postponed until such time as the Leased Premises are ready for Lessee's occupancy, and the termination date of this Lease shall be extended for a period equivalent to the period of such postponement, provided such postponed termination date shall occur on the last day of a calendar month; if not, then such termination date shall be extended by an additional period so as to fall on the last day of such calendar month in which it would otherwise occur.

    Section 2.03: On the commencement date, or within fifteen (15) days thereafter upon request by Lessor, Lessee shall execute a written instrument confirming the commencement date and the termination date of the Lease, that the Lease is in full force and effect, the rent is paid currently without any offset or defense thereto, the amount of rent, if any, paid in advance, and that there are no uncured defaults by Lessor, or stating those claimed by Lessee, provided that, such facts are accurate and ascertainable.

                                    SECTION 3

                                  BASIC RENTAL

    Section 3.01: In consideration of the leasing aforesaid, Lessee hereby covenants and agrees to pay Lessor, at such place as Lessor may hereafter from time to time designate in writing, a minimum net rental payable monthly in advance on the first day of each and every month in equal monthly installments as follows:


Months 1 - 12:                                 $ 9.00 per square foot or $6,698.25 per month
Months 13 - 24:                                $ 9.25 per square foot or $6,884.31 per month
Months 25 - 36:                                $ 9.50 per square foot or $7,070.38 per month
Months 37 - 48:                                $ 9.75 per square foot or $7,256.44 per month
Months 49 - 60:                                $10.00 per square foot or $7,442.50 per month


    Receipt of Seven Thousand Five Hundred ($7,500.00) Dollars, representing Security Deposit is hereby acknowledged. The rental payments shall be made by Lessee at the office of Lessor without any prior demand therefore and without any deductions or set-offs whatsoever.

    Section 3.02: Lessor and Lessee intend that the minimum net rental shall be net to Lessor, so that the Lease shall yield, net, to Lessor, not less than the minimum net rent specified in Section 3.01 hereof during the term of this Lease, and that all costs, expenses, and charges as provided in this Lease relating to the Leased Premises which may be attributable to, or become due during the term of this Lease, shall be paid by Lessee. Provided, however, that if the lease term shall commence on a day other than the first day of a calendar month, then the rental for such month shall be prorated upon a daily basis based upon a thirty (30) day calendar month.

                                   SECTION 4

                        TAXES, ASSESSMENTS AND UTILITIES

    Section 4.01: Lessee agrees to pay lessor its proportionate share of all ad valorem real property taxes and assessments which have been or may be levied or assessed by any lawful

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authority, for any calendar year during the term hereof, against the land and
Leased Premises presently and/or at any time during the term of this Lease comprising the Building. Lessee's proportionate share shall be equal to the product obtained by multiplying such taxes and assessments by a fraction, the numerator of which shall be the number of square feet of floor area in the Leased Premises, and the denominator of which shall be the total number of square feet of constructed leasable floor area in the Building. Any tax and/or assessment of any kind or nature, but not those not related to construction of the building or project, and not SBT or income taxes, presently or hereafter imposed by the State of Michigan or any political subdivision thereof or any governmental authority having jurisdiction there over upon, against or with respect to the rentals payable by tenants in the Building to Lessor or on the income of Lessor derived from the Building or with respect to the Lessor's, or the individuals or entities which form the Lessor herein, ownership of the land and buildings presently and/or at any time during the term of this Lease comprising the Building, either by way of substitution for all or any part of the taxes and assessments levied or assessed against such land and such buildings shall be deemed to constitute a tax and/or assessment against such land and such buildings for the purpose of this Section, and Lessee shall be obligated to pay its proportionate share thereof as provided herein. In addition, Lessee shall also be obligated to pay any sales tax imposed by any governmental authority on the payments by Lessee or on the receipt by Lessor of any and all payments from Lessee. If the sales tax is separately assessed, then Lessee shall pay that amount imposed on the individual payments of Lessee; if the sales tax is not separately assessed, the Lessee shall pay its proportionate share monthly as provided herein.

    Section 4.02: Lessee's share of all of the aforesaid taxes and assessments levied or assessed for or during the term hereof, as determined by Lessor, shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Lessor; provided, that in the event Lessor is required under any mortgage covering the land and improvements Leased to Lessee to escrow real estate taxes, Lessor may, but shall not be obligated to, use the amount required to be so escrowed as a basis for its estimate of the monthly installments due from Lessee hereunder. Upon receipt of all tax bills and assessment bills attributable to any calendar year during the term hereof, Lessor shall furnish Lessee with a written statement of the actual amount of Lessee's share of the taxes and assessments for such year. In the event no tax bill is available, Lessor will compute the amount of such tax. If the total amount paid by Lessee under this Section for any such year, as shown on such statement, Lessee shall pay to Lessor the difference between the amount paid by Lessee and the actual amount due, such deficiency to be paid within thirty (30) days after demand therefore by Lessor; and if the total amount paid by Lessee hereunder for such calendar year shall exceed such actual amount due from Lessee for such calendar year, such excess shall be credited against the next installment of taxes and assessments due from Lessee to Lessor hereunder. All amounts due hereunder shall be payable to Lessor at the place where the fixed annual rental is payable. For the calendar years in which this Lease commences and terminates, the provisions of this Section shall apply, and Lessee's liability for its proportionate share of any taxes and assessments for such years shall be subject to a pro rata adjustment based on the number of days of said calendar years during which the term of this Lease is in effect. A copy of a tax bill or assessment bill submitted by Lessor to Lessee shall at all times be sufficient evidence of the amount of taxes and/or assessments assessed or levied against the property to which such bill relates, Prior to or at the commencement of the term of this Lease and from time to time thereafter throughout the term hereof, Lessor shall notify Lessee, in writing, or Lessees estimate of Lessee's monthly installments due hereunder. Lessor's and Lessee's obligations under this Section shall survive the expiration of the term of this Lease. In the case of a property tax refund or rebate the Lessee will get its proportionate share of such less the expenses the lessor incurs to accomplish the refund or rebate.

    Section 4.03: Lessee also agrees to pay all charges made against the Leased Premises for gas, heat, electricity, and all other utilities separately metered during the continuance of this Lease as the same shall become due.

    Section 4.04: If the Lessee shall fail to pay utility payments when due, Lessor shall have the option to set up a monthly utility escrow deposit for the Lessee in order to insure that Lessee will pay any monthly utility costs. If the utility payments when due, exceed the total number than in the utility escrow account, then the Lessee shall, upon demand, pay any deficiency to Lessor. If such

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payments by Lessee, over the term of the Lease exceed the amount of utilities paid from the escrow, the excess shall be refunded by Lessor to the Lessee. The utility escrow may be adjusted by the Lessor as often as necessary to provide sufficient funds in the utility escrow account to pay current utilities due from Lessee.

                                   SECTION 5

                                USE OF PREMISES

    Section 5.01: It is understood and agreed between the parties, that the Leased Premises, during the continuance of this Lease, shall be used and occupied for Office, Warehouse, Product development and Production and any other lawful purpose only and for no other purpose without the prior written consent of Lessor. Lessee agrees that it will not use or permit any person to use the Leased Premises or any part thereof for any use or purpose in violation of the laws of the United States, the State of Michigan, the ordinances or other regulations of the Township of Pittsfield or of any other lawful authorities. During the original term or any extended term, the Lessee shall keep the Leased Premises and every part thereof and the area adjacent to the Leased Premises (including any service areas for the Leased Premises), orderly, neat, safe, and clean and free from rubbish and dirt, and at all times shall store all trash, garbage, or any other material solely within the Leased Premises and Lessor shall arrange for the regular pickup of such trash and garbage at Lessee's expense. Lessee shall not burn any trash or garbage at any time in or about the building. If Lessor shall provided any services or facilities for such pickup, then Lessee shall be obligated to use the same and shall pay a proportionate share of the actual cost thereof within ten (10) days after being billed therefor. Lessee shall not store or leave any material outside of the building at any time. All signs and advertising displayed in and about the Leased Premises shall be such only as to advertise the business carried on upon the Leased Premises, and Lessor shall control the location, character, and size thereof. No signs shall be displayed except as approved in writing by the Lessor; and no awning shall be installed or used on the exterior of said building unless approved in writing by the Lessor.


                                    SECTION 6

                    OPERATION AND MAINTENANCE OF COMMON AREAS

    Section 6.01: Lessor agrees, at Lessor's sole cost and expense, to construct the building and hard surface, to properly drain, landscape, and light a parking area or parking areas, all substantially as shown on Exhibit "A". Lessor further agrees to cause to be operated, managed, and maintained during the term of this Lease, all parking areas, roads, sidewalks, landscaping, drainage, and common area lighting facilities in the Building. The manner in which such areas and facilities shall be maintained and operated, shall be reasonably clean, safe, and professional, and the expenditures therefore, shall be at the discretion of the Lessor, but same shall be at competitive rates for comparable services provided by the Lessor, subject to reasonable regulations as Lessor shall make from time to time.

    Section 6.02: Lessee agrees to pay to Lessor in the manner hereinafter provided, but not more often than once each month, Lessee's proportionate share of all costs and expenses of every kind and nature paid or incurred by Lessor in operating, policing and protecting, lighting, insuring, repairing, and maintaining the common areas of the Building. Such costs and expenses shall include, but not be limited to, illumination and maintenance of the Building signs, cleaning, lighting, line painting and landscaping, premiums liability and property insurance. Any utilities furnished or supplied to common areas of the Building which are not separately metered shall be considered a cost to maintain the common areas and shall be included as part of such cost. For the purpose hereof, any charges for utilities contained in the foregoing costs and expenses shall be at the same rates as the rates for comparable service from the applicable utility company serving the area in which the building is located. The proportionate share to be paid by Lessee shall be computed on the basis that the total number of square feet of floor area in the Leased Premises bears to the total number of square feet of the Building.

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    Lessee's proportionate share of such costs and expenses for each Lease year and partial Lease year shall be paid in monthly installments on the first day of each month, in advance, in an amount established by Lessor. Within one hundred eighty (180) days after the end of each Lease year or partial Lease year Lessor shall furnish Lessee with a statement of the actual amount of Lessee's proportionate share of such costs and expenses for such period. If the total amount paid by Lessee under this Section for any calendar year shall be less than the actual amount due from Lessee for such year as shown on such statement, Lessee shall pay to lessor the difference between the amount paid by Lessee and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement, and if the total amount paid by Lessee hereunder for any such calendar year shall exceed such actual amount due from Lessee for such calendar year, such excess shall be credited against the installment due from Lessee to Lessor under this Section 6.02. The Lessee will have the right to audit Lessor's books to determine and/or verify the expenses incurred and charged back to Lessee pursuant to this Lease Agreement. Lessee shall give Lessor advance notice of Lessee's intent to audit and any and all audits shall be at Lessee's sole expense. Attached hereto is Exhibit "C", a list of expenses which will not be included in any chargebacks to Lessee pursuant to this Lease.

                                    SECTION 7

                   MAINTENANCE AND REPAIRS OF LEASED PREMISES

    Section 7.01: Lessor shall keep and maintain the foundation, exterior walls, and roof of the Building in which the Leased Premises are located and the structural portions of the Leased Premises which were originally installed by Lessor, exclusive of door, door frames, door checks, windows, and exclusive of window frames located in exterior building walls, in good repair, except that Lessor shall not be called upon to make any such repairs occasioned by the act or negligence of Lessee, its agents, employees, invitees, licensees, or contractors, except to the extent that Lessor is reimbursed therefore under any policy of insurance permitting waiver of subrogation in advance of loss. Lessor shall not be called upon to make any other improvements or repairs of any kind upon said Premises and appurtenances, except as may be required under Section 11 and 12 hereof.

    Section 7.02: Except as provided in Section 7.01 of this Lease, Lessee shall keep and maintain in good order, condition and repair (including replacement of parts and equipment if necessary) the Leased Premises (as defined herein and in
Section 6 hereof and every part thereof and all appurtenances thereto wherever located, including, but without limitation, the exterior and interior portion of all doors, door checks, windows, plate windows, store front, all plumbing and sewage facilities within the Leased Premises, including free flow up to the main sewer line, fixtures, heating and air conditioning, and electrical systems, sprinkler system, interior walls, floor coverings, and ceilings. The plumbing and sewage facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be introduced therein. Lessee hereby agrees to be responsible for any expenses incurred in connection with any breakage, stoppage, or damage resulting from a violation of this provision by Lessee, its agents, employees, invitees, licensees, or contractors.

    Lessor shall be responsible for all costs, as long as such costs are not due to the negligence of Lessee, related to the following: (1) replacement of the main electrical distribution panel if such panel cannot be repaired but rather needs complete replacement; (2) the roof-top H.V.A.C. units, if such components cannot be repaired but rather such H.V.A.C. units need complete replacement; and
(3) if the underground sewer or water system shall burst or break. The Lessor will also be responsible for enforcing its warranties for the HVAC systems, and electrical systems.

    Lessee shall keep and maintain the Leased Premises as defined herein, in a clean, sanitary, and safe condition in accordance with the laws of the State of Michigan and in accordance with all direction, rules, and regulations of the health office, fire marshall, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Lessee, and Lessee shall comply with all requirements of law, ordinance, and otherwise, affecting and resulting from the Lessee's particular use of the Leased Premises. If Lessee refuses or neglects to commence or complete repairs required by Section 7.02 hereof promptly and adequately, Lessor

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may, but shall not be required to do so, make all or any part of said repairs, and Lessee shall pay the cost thereof to Lessor upon demand, non-payment of which shall entitle Lessor to exercise any remedy available to it in the event of the non-payment by Lessee of rental or any other charge due to Lessor under this Lease. At the time of the expiration of the tenancy created herein, Lessee shall surrender the Premises in good condition, reasonable wear and tear, loss by fire, or other casualty excepted.

    Lessee, at its own expense, shall maintain fire extinguishers and other fire protection devices to be placed in or on the Leased Premises as may be required from time to time by any agency having jurisdiction thereof and the insurance underwriters insuring the building in which the Leased Premises are located.

    Section 7.03: All damages or injury done to the Leased Premises by the Lessee, or by any person who may be in or upon the Leased Premises with the consent, invitation or license of the Lessee, shall be repaired and paid for by the Lessee.

                                    SECTION 8

                                   ALTERATIONS

    Section 8.01: With the exception of decorating and/or minor alterations, Lessee agrees that the Leased Premises shall not be altered, improved, or changed without the written consent of Lessor, and that unless otherwise provided by written agreement, all alterations, improvements, and changes which may be desired by the Lessee and so consented to by the Lessor shall be done either by or under the direction of the Lessor, but at the cost of Lessee. All alterations, additions, and improvements made in or to the Building or the Leased Premises, except movable office furniture put in at the expense of the Lessee and removable without defacing or injuring the building or Leased Premises, shall, unless otherwise provided by written agreement, be the property of Lessor and remain upon and be surrendered with the Leased Premises; provided, however, as long as written notice is given at the time of approval the Lessor will designate by written notice to Lessee those alterations, additions, and improvements which shall be removed by Lessee at the expiration or termination of the Lease, and Lessee shall promptly remove the same and repair any damage to the Leased Premises caused by such removal.

                                    SECTION 9

                                      LIENS

    Section 9.01: Lessee shall keep the Leased Premises free from any and all liens arising out of any work performed, materials furnished, or obligations incurred by or for Lessee, and agrees to bond against or discharge any mechanic's or material-men's lien within ten (10) days after written request therefore by Lessor. Lessee shall reimburse Lessor for any and all costs and expenses which may be incurred by Lessor by reason of the filing of any such liens and/or the removal of same, such reimbursement to be made within ten (10) days after receipt by Lessee from Lessor of a statement setting forth the amount of such costs and expenses. The failure of Lessee to pay any such amount to Lessor within said ten (10) day period shall carry with it the same consequences as failure to pay any installment of rental.

                                   SECTION 10

                             INSURANCE AND INDEMNITY

    Section 10.01A: Lessee shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises, and the business operated by Lessee and any subtenants of Lessee in the Leased Premises, including steam boiler insurance if applicable, in which the limits of public liability shall be not less than One Million Dollars ($ 1,000,000.00) per occurrence, and in which the limit of property damage liability shall be not less than Five Hundred Thousand Dollars ($500,000.00). The policy shall name Lessor,

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any other parties in interest designed by Lessor, and Lessee as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Lessor thirty (30) days prior written notice. Such insurance may be furnished by Lessee under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by Lessor and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Lessor prior to commencement of Lease Term and upon renewals not less than thirty (30) days prior to the expiration of such coverage.

    Section 10.01B: Lessee shall, during the term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the common area, in which the limits of public liability and property liability shall be not less the one million dollars ($ 1,000,000.00) per occurrence, and in which the limit of property damage liability shall be not less than five hundred thousand dollars ($500,000.00) per occurrence.

    Section 10.02: Lessor agrees, during the term hereof, to carry insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement and, at Lessor's option, special extended coverage endorsements including rental interruption insurance equal to twelve (12) full months of rental and tax obligations, insuring the improvements of the Building in an amount determined solely by Lessor, but not less than one hundred percent (100%) of the full replacement cost, if available, and with or without reasonable deductible not to
exceed $            , at the option of Lessor. Lessee agrees, from time to time, to pay Lessor, Lessee's proportionate share of the cost of such insurance, such payment to be made within ten (10) days after receipt of a written statement from Lessor setting forth such cost. The proportionate share to be paid by Lessee shall be computed on the basis that the total number of square feet of floor area in the Leased Premises bears to the total number of square feet of constructed leasable floor area in the Building.

    Lessee shall not carry any stock of goods or do anything in or about said Leased Premises which will in any way tend to increase the insurance rates on said Leased Premises and/or the Building of which they are a part. If Lessee installs any electrical equipment that overloads the lines in the Leased Premises, Lessee shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction.

    Section 10.03: Lessee covenants to indemnify Lessor, and save it harmless (except for loss or damage resulting from the negligence of Lessor, its agents, or employees) from and against any and all claims, action, damages, liability, and expense, including attorney's fees, in connection with loss of life, personal injury, and/or damage to property arising from or out of any occurrence in, upon, or at the Leased Premises or the occupancy or use by Lessee of the Leased Premises or any part thereof, or arising from or out of Lessee's failure to comply with Section 7.02 hereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants, customers, or licensees. For the purpose hereof, the Leased Premises shall include the service areas adjoining the same and the loading platform area allocated to the use of Lessee. In case Lessor shall, without fault on its part, be made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless, and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by Lessor in connection with such litigation. Lessee shall also pay all of Lessor's costs, expenses, and reasonable attorneys' fees that may be incurred by Lessor in enforcing the Lessee's covenants and agreements in this Lease.

                                   SECTION 11

                         DESTRUCTION OF LEASED PREMISES

    Section 11.01: In the event the Leased Premises shall be partially or totally destroyed by fire or other casualty insured under the insurance carried by Lessor pursuant to Section 10.02 of this Lease, as to become partially or totally untenantable, the damage to the Leased Premises shall promptly be repaired by Lessor, to the extent of any proceeds received from any insurance, unless

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Lessor shall elect not to rebuild as hereinafter provided, and a just and proportionate part of the fixed minimum rental and all other charges shall be abated, annually, until so repaired. The obligation of Lessor hereunder shall be limited to reconstruction of the Leased Premises in accordance with the initial plans and specifications for the construction of the Leased Premises. In no event shall Lessor be required to repair or replace Lessee's merchandise, trade fixtures, furnishings, or equipment. If more than thirty-five (35%) percent of the Leased Premises or more than thirty-five (35%) of the floor area of the Building in which the Leased Premises are located shall be destroyed by fire or other casualty, then Lessor may elect either to repair or rebuild the Leased Premises or the Building of which the Leased Premises are a part, as the case may be, or to terminate this Lease by giving written notice to Lessee of its election to so terminate, such notice to be given within sixty (60) days after the occurrence of such damage or destruction. If Lessor elects to restore the Leased Premises, Lessor shall do so within one hundred eighty (180) days after giving notice to Lessee of such election. If Lessor fails to tender possession to Lessee after the one hundred eighty (180) days, Lessee shall have the option of terminating this Lease by sending notice on the one hundred eightieth
(180th) day to Lessor. Such notice shall inform Lessor of Lessee's election to terminate.

    Section 11.01B: If more then thirty five (35%) percent of the Leased Premises or more than thirty five (35%) of the floor area of the building in which the Leased Premises are located shall be destroyed by fire or other casualty, or if Lessor can't provide a certificate from an architect or contractor showing reasonable expectations that the restoration can be completed within 180 days, then such notice to be given within sixty (60) days after the occurrence of such damage or destruction.

    Section 11.02: Each party hereto does hereby remise, release, and discharge the other party hereto and any officer, agent, employee, or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage, or injury caused by fire or other casualty from which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage, or injury to the extent of any recovery by the injured party under such insurance. Both parties are hereby obligated to submit waiver of subrogation documentation to their respective insurance companies.

                                   SECTION 12

                                 EMINENT DOMAIN

    Section 12.01: In the event, during the term of this Lease, proceedings shall be instituted under the power of eminent domain which shall result in the taking of any part of the Leased Premises or the floor area of the Building in which the Leased Premises are a part, or the taking of a material portion of the parking area so that the number of spaces is thereby reduced to such an extent that Lessee's business is significantly and adversely affected, and which shall result in an eviction total or partial of the Lessee therefrom, then at the time of such eviction, this Lease shall be void and the term above demised shall cease and terminate; and if Lessee shall thereafter continue in possession of the Leased Premises or any part thereof, it shall be a Lease from month to month and for no longer term, anything in this instrument to the contrary notwithstanding. If there is only a partial taking, not including a portion of the Building but reducing the parking to the extent described in the previous sentence, the Lessor shall restore the parking to the extent necessary to permit Lessee to continue the use of the premises and there shall be no reduction in the monthly rental. Provided, further, that the whole of any award for any portion of the Building taken by reason of said condemnation proceedings shall be the sole property of, and be payable to, the Lessor, and provided, further, that the whole of any award for loss of business and for removal and relocation expenses in any condemnation proceedings shall be the sole property of, and be payable to, the Lessee. It is further agreed that in any such condemnation proceedings, the Lessor and Lessee shall each seek its own award at its own expense.

                                   SECTION 13

                                   ASSIGNMENT

    Section 13.01: Lessee shall not assign or sublet the Leased Premises or any part thereof without first obtaining the Lessor's written consent, except that the Lessee may, without Lessor's consent, assign or sublet all or any of the part of the Premises to wholly or substantially owned subsidiaries of other affiliates of Lessee, or to a party who has purchased all or substantially all of the assets of the Lessee of this Lease, the Lessee, for a use permitted pursuant to Section 5.01 hereof, and provided that Lessee is not at such time in default hereunder, and provided further that such successor shall execute an instrument in writing assuming all of the obligations and liabilities to the Lessor, and provided further that such assignment or subletting shall not operate to release Lessee from any of its obligations under the Lease.

                                   SECTION 14

                             INSPECTION OF PREMISES

    Section 14.01: Lessee agrees to permit Lessor and the authorized representatives of Lessor to enter the Leased Premises at all reasonable times during business hours for the purpose of inspecting the same.

                                   SECTION 15

                             FIXTURES AND EQUIPMENT

    Section 15.01: All fixtures and equipment paid for by the Lessor and all fixtures and equipment which may be paid for and placed on the Leased Premises by the Lessee from time to time, but which are so incorporated and affixed to the Building that their removal would involve damage or structural change to the Building, shall be and remain the property of the Lessor.

    Section 15.02: All furnishings, equipment, and fixtures other than those specified in Section 15.01, which are paid for and placed on the Leased Premises by Lessee from time to time (other than those which are replacements for fixtures originally paid for by Lessor) shall remain the property of the Lessee.

                                   SECTION 16

                                NOTICE OR DEMANDS

    Section 16.01: All notices to or demands upon Lessor or Lessee desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Lessor to Lessee shall be deemed to have been duly and sufficiently given if a copy thereof has been sent by overnight delivery, fax or mailed by United States mail in an envelope properly stamped and addressed to Lessee at the address of the Leased Premises, or at such other address as Lessee may have last furnished in writing to Lessor for such purpose, and any notices or demands from Lessee to Lessor shall be deemed to have been duly and sufficiently given if mailed by United States mail in an envelope properly stamped and addressed to Lessor at the address last furnished by written notice from Lessor to Lessee. The effective date of such notice shall be one (1) business day following the delivery of the same to the United States Post Office for mailing.

                                   SECTION 17

                                   BANKRUPTCY

    Section 17.01: Lessee covenants and agrees that if any one or more of the following events occur, namely:

    (a) Lessee shall be adjudged a bankrupt or insolvent or trustee shall be appointed for Lessee after a petition has been filed for Lessee's reorganization or arrangement under the Federal Bankruptcy Laws, as now or hereafter amended, or under the laws of any State, and any such adjudication or appointment shall not have been vacated or stayed or set aside within thirty (30) days from the date of the entry or granted thereof; or

    (b) Lessee shall file, or consent to any petition in bankruptcy or arrangement under the Federal Bankruptcy Laws, as not or hereafter amended, or under the laws of any State; or

    (c) A decree or order appointing a receiver of the property of Lessee shall be made and such decree or order shall not have been vacated, stayed or set aside within thirty (30) days from the date of the entry or granted thereof, or Lessee shall apply for or consent to the appointment of a receiver for Lessee; or

    (d)  Lessee shall make any assignment for the benefit or credits;

then it shall be lawful for Lessor, at his election, to declare a default as hereinafter defined and the term of the Lease ended.

                                   SECTION 18

                         DEFAULT, RE-ENTRY, AND DAMAGES

    Section 18.01: In case any rent or other payments required to be made by Lessee shall be due and remain unpaid for more than ten (10) days after written notice, or if default be made in any of the other covenants, agreements, stipulations, or conditions herein contained and such default shall continue for a period of thirty (30) days after written notice of such default, or if the Leased Premises shall be deserted, or vacated, or if Lessee is declared bankrupt or insolvent as detailed in Section 17.01 herein, Lessor, in addition to other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises pursuant to applicable Michigan law, such property may be removed and stored in any other place in the Building in which the Leased Premises are situated, or in any other place, for the account of, and at the expense and at the risk of Lessee. Lessee hereby waives all claims for damages which may be caused by the re-entry of Lessor pursuant to a Court Order or other process of law, and taking possession of the Leased Premises or removing or storing of furniture and property as herein provided, and will hold Lessor harmless from any and all losses, costs, or damages occasioned Lessor thereby, and no such re-entry shall be considered or construed to be a forcible entry.

    Notwithstanding the foregoing, in the event of a non-monetary default by Lessee, Lessor will give Lessee a reasonable opportunity to cure any non-monetary default prior to declaring a default hereunder. Lessee agrees to cure any non-monetary default within fifteen (15) days of Lessor's notice of same, unless the default is of the nature the warrants a longer cure period, whereby Lessee agrees to use continued due diligence to cure same.

    Section 18.02: Except that the Lessor agrees to make reasonable effort to mitigate damages. Should Lessor elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may, from time to time, without terminating this Lease, re-let the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable, with the right to make alterations and repairs to the Leased Premises. Rentals received by Lessor from such re-letting shall be applied as follows:

    First, to the payment of any indebtedness, other than rent due hereunder from Lessee to Lessor, including all damages sustained by Lessor as a result of the default of Lessee;

    Second, to the payment of rent or other payments required of Lessee for taxes, insurance, or utilities due and unpaid hereunder;

    Third, to the payment of any other sum specified in Section 3.02 hereof;

    Fourth, to the payment of any cost of such re-letting;

    Fifth, to the payment of the cost of any alterations or repairs to the Leased Premises;

and the residue, if any, shall be held by Lessor and applied in payment of further rent, as the same may become due and payable hereunder. Should such rentals received from such re-letting during any month be less than the amount agreed to be paid that month by Lessee hereunder, the Lessee shall pay such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.

    No such re-entry or taking possession of the Leased Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may, at any time thereafter, elect to terminate this Lease for such previous breach. Should Lessor, at any time, terminate this Lease for any breach, in addition to any other remedy, it may recover, from Lessee all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises.

                                   SECTION 19

                      SURRENDER OF PREMISES ON TERMINATION

    Section 19.01: Whenever this Lease shall be terminated, whether by lapse of time, forfeiture, or in any other way, Lessee will yield and deliver up the Leased Premises, including the Building and improvements thereon and the fixtures and equipment belonging to lessor therein contained, peaceably to Lessor in as good repair as when taken, except for reasonable and normal wear and tear and casualty and condemnation.

                                   SECTION 20

                PERFORMANCE BY LESSOR OF THE COVENANTS OF LESSEE

    Section 20.01: Only after fifteen (15) days written notice, except in case of emergency, Should Lessee at any time fail to do any of the things required to be done by it under the provisions of this Lease, Lessor, at its option and in addition to any and all other rights and remedies of Lessor in such event, may (but shall not be required to) do the same or cause the same to be done, and the reasonable amount of any money expended by Lessor in connection therewith shall be due from Lessee to Lessor as additional rent on or before the next rental due date, bearing interest at the rate of ten (10%) percent per Year from the date of payment until the repayment thereof to Lessor by Lessee. On default of such payment, Lessor shall have the same remedies as on default in the payment of rent.

                                   SECTION 21

                               RIGHTS TO MORTGAGE

    Section 21.01: Lessor reserves the right to subject and subordinate this Lease, at all times, to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the said Leased Premises and on the land and Buildings of which the said Leased Premises are a part or upon any Buildings hereafter placed upon the land of which the Leased Premises form a part. Lessee covenants and agreed to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages as shall be desired by Lessor and any mortgagees or proposed mortgage, and hereby irrevocably appoints Lessor the attorney-in-fact of Lessee to execute in compliance with this Section 21.01 and deliver any such instrument or instruments for and in the name of Lessee. Lessor acknowledges that Lessee shall be permitted to remain in possession of the Premises under the terms of this Lease as long as Lessee is not in default under the terms of this Lease or any subordination.

                                   SECTION 22

                          COVENANTS OF QUIET ENJOYMENT

    Section 22.01: Lessor covenants and agrees to and with Lessee that, at all times when Lessee is not in default under the terms of and during the term of this Lease, Lessee's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Lessor or any person claiming by, through, or under Lessor.

                                   SECTION 23

                                SECURITY DEPOSIT

    Section 23.01: Pursuant to Section 3.01 hereof, Lessee shall deposit the sum of Seven Thousand Five Hundred Dollars ($7,500.00 ) which Lessor agrees to retain as security for the faithful performance of all of the covenants, conditions, and agreements of this Lease, but in no event shall the Lessor be obliged to apply the same upon rents or other charges in arrears, or upon damages for the Lessee's failure to perform the said covenants, conditions, and agreements; the Lessor may so apply the security at its option; and the Lessor's right to the possession of the Premises for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that the Lessor holds this security. The said sum, if not applied toward the payment of rent or other charges in arrears, or toward the payment of damages suffered by Lessor by reason of the Lessee's breach of the covenants, conditions, and agreements of this Lease, shall be returned to the Lessee when this Lease is terminated, according to these terms, and in no event is the said security to be returned until the Lessee has vacated the Premises, delivered possession to the Lessor, and Lessor has inspected said Premises.

    In the event that the Lessor repossesses itself of the said Premises because of the Lessee's default or because of the Lessee's failure to carry out the covenants, conditions, and agreements of the Lease, the Lessor may apply the said security upon all damages suffered to the date of said repossession and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Lessee's default or breach. The Lessor shall not be obliged to keep the said security as a separate fund, but may mix the said security with its own funds and there shall be paid no interest on said security deposit.

                                   SECTION 24

                                  HOLDING OVER

    Section 24.01: In the event of Lessee herein holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy, but at a monthly rental of one hundred Twenty Five percent (125%) of the monthly rental stipulated in Section 3.

                                   SECTION 25

                         REMEDIES NOT EXCLUSIVE; WAIVER

    Section 25.01: Each and every of the rights, remedies, and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies, and benefits allowed by law.

    Section 25.02: One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a further or subsequent breach of the same covenant of condition, and the consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent or approval to or of subsequent similar act by Lessee.

  One or more waivers of any covenant or condition by Lessee shall not be construed as a waiver of a further or subsequent breach of the same covenant of condition, and the consent or approval by Lessee to or of any act by Lessor requiring Lessee's consent or approval shall not be deemed to waive or render unnecessary Lessee's consent or approval to or of any subsequent similar act by Lessor.

                                   SECTION 26

                             RIGHT TO SHOW PREMISES

  Section 26.01: The Lessee hereby agrees that, for a period commencing one hundred eighty (180) days prior to the termination of this Lease, the Lessor may show the Leased Premises and building to prospective Lessees, and one hundred eighty (180) days prior to the termination of this Lease, Lessor may display about said Leased Premises the usual and ordinary "For Lease" signs.

                                   SECTION 27

                               LESSEE'S PROPERTY

  Section 27.01: Lessee shall be responsible for and shall pay before delinquency all municipal, county, state, and federal taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon, or about the Leased Premises by the Lessee.

  Section 27.02: The Lessor shall not be responsible or liable to the Lessee for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining Premises, or any part of the Leased Premises adjacent to or connected with the Leased Premises hereby Leased, or any part of the Building of which the Leased Premises are a part, or for any loss or damage resulting to the Lessee or its property from bursting, stoppage, or leaking of water, gas, sewer, or steam pipes, or for any damage or loss of property on or within the Leased Premises from any cause whatsoever.

                                   SECTION 28

                                OPTION TO RENEW

  Section 28.01: As long as the Lessee is not in default under this Lease, The Lessee will have the option to renew this Lease for one additional two (2) year term, on the same terms and conditions as herein provided for the initial Lease Term, except that the rental for said renewal term shall be set at fair market value. The Lessee must execute this option to renew by delivering written notice thereof to Lessor not less than one hundred and twenty (120) days prior to the expiration date of the original Lease Term.

                                   SECTION 29

                                   EXPANSION

  Section 29.01: Lessor shall make all reasonable efforts to accommodate Lessee's request for expansion within the Ann Arbor Commerce Park. Lessee agrees to give Lessor as much notice as possible concerning Lessee's expansion plans, so that Lessor can take reasonable steps to determine if the expansion can be accommodated.

                                   SECTION 30

                                 MISCELLANEOUS

  Section 30.01: This Lease shall be governed by and construed in accordance with the laws of the State of Michigan. If any provisions of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

 Section 30.02: The captions of this Lease are for convenience only, and are not to be construed as part of this Lease, and shall not be construed as defining or limiting, in any way, the scope of intent of the provisions hereof.

 Section 30.03: Whenever herein the singular member is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

    Section 30.04: This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of the change, modification, or discharge is sought.

    Section 30.05: If Lessor shall fail to perform any covenant, term, or condition of this Lease upon Lessor's part to be performed, and if as a consequence of such default Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title, and interest of Lessor in the Building and property of which the Leased Premises are a part and out of the rents or other income from such property receivable by Lessor, and neither Lessor nor any of the members comprising the limited liability corporation which is the Lessor herein shall be liable for any deficiency.

    Section 30.06: In the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Lessor covering the Leased Premises, Lessee shall, at the option and request of Purchaser, attorn to the Purchaser upon any such foreclosure or sale and recognize such Purchaser as the Lessor under this Lease.

    Section 30.07: In the event of any transfer or transfers of Lessor's interest in the Premises, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Lessor accruing from and after the date of such transfer. Lessor acknowledges that the obligation of the Lessor under this Lease shall be transferred to the party receiving the interest of Lessor, as long as the transferee assumes the Lessor's obligations under this Lease in writing and the Lessee is given written notice.

    Section 30.08: All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants, and agreements herein. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor, in writing, as provided in Section
13.01 hereof.

    Section 30.09: This agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors, and permitted assigns.

    Section 30.10: No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor shall accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue and other remedy in this Lease.

    Section 30.11: The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises. This Lease shall become effective only upon execution and delivery thereof by Lessor to Lessee.

                                   SECTION 31

                                  ENVIRONMENTAL

    Section 31.01 Lessee shall neither generate, store, discharge nor bury any toxic or hazardous waste or substance or material or any chemicals or substances which are either toxic or hazardous at or upon the Leased Premises and Building, as the terms "toxic" or "hazardous" are defined under all currently existing or future applicable federal, state or local environmental laws, Lessor and Lessee understand and acknowledge, however, that Lessee may utilize certain substances or materials in the Leased Premises incidental to its operations which are or may be classified as hazardous or toxic substances, such as cleaning solvents, degreasing agents, adhesives, greases, oils and lubricants, and the like. All such substances may be utilized and stored in proper containers only temporarily on the Leased Premises and shall be properly disposed of and transported off the Leased Premises in compliance with all applicable environmental and other laws and ordinances. All other substances which are non-toxic or non-hazardous shall be stored in proper containers. No substances or materials shall be stored outside of the Building which constitutes the Leased Premises without Landlord's prior written approval. Tenant shall forever indemnify and hold harmless and defend Landlord, its successors and assigns and any mortgagee from and against all loss, damage, claim and expense, including attorney's fees, incurred in connection with the generation, burial, storage or disposal by Tenant of said hazardous or toxic substances upon the Premises, and such indemnification shall survive the expiration or termination of this Lease or any extensions.

    Section 31.02: The Lessee is not responsible for any hazards that exist as of the date of the Lease commencement as long as same is not caused by Lessee and/or Lessee's agents or anything that Lessor or its agents or contractors may cause thereafter.

                                   SECTION 32

                         ADA AND BARRIER FREE STANDARDS

    Section 32.01: To the best of Lessor's knowledge, the building and Leased Premises does meet local and state barrier free standards and codes and Lessor has obtained all the required permits so that Lessee can lawfully occupy the Leased Premises.

                                   SECTION 33

                              LESSOR CONSTRUCTION

    Section 33.01: Lessor agrees to finish the interior of the Leased Premises as detailed on Exhibit "C" and including the following list of improvements:

         This Lease is contingent upon Lessee's approval of final construction drawings.

              OFFICE AREA
              -----------
              Approx. 6706 square feet
              100% heated and air conditioned
              Wall and door layout per Exhibit "C"
              Up-graded carpet in conference room, reception area and demo room 9" ceiling
              Wet lab room (17'x16') with 34 feet of building standard counter top, upper and lower cabinets, and one sink.
              Two (2) additional exterior standard windows on west side building.

              Optics lab (17'x 15') with 110 and 220 volt power, sink and single oversize door into manufacturing area and stub water and drain lines. Vertical blinds on windows.

              6' walls as per Exhibit "C"
              Two handicap restrooms to code
              Kitchen with nine feet of upper and lower cabinets, counter top and sink, and area from tenant supplied dishwash (with power).


              MANUFACTURING AREA
              ------------------
              Approx. 2225 square feet
              100 % heated and air conditioned
              No ceiling
              One grade level overhead doors
              One Thermo-shield for one overhead door
              400 watt metal halide lighting
              Utility sink

    IN WITNESS WHEREOF, the Lessor and Lessee have executed this Lease as of the date set forth at the outset hereof.



WITNESS:                          LESSOR:

                                  HIGHLAND INDUSTRIAL  PROPERTIES,
                                  L.L.C., a Michigan Partnership

                                  By: /s/
-----------------------------        ------------------------------
                                  Its:
                                      -----------------------------


                                  LESSEE:

                                  B.I. SYSTEMS CORPORATION
                                  a Delaware Corporation

                                  By: /s/ Jeffery S. Williams
-----------------------------        ------------------------------
                                  Its: President and CEO
                                      -----------------------------